Exhibit 99.1

NEWS FROM:

INDUS REALTY TRUST, INC.

CONTACT:

Ashley Pizzo

Vice President, Capital Markets & Investor Relations

(212) 218-7914

apizzo@indusrt.com

Jon Clark

Executive Vice President, Chief Financial Officer

(860) 286-2419

jclark@indusrt.com

INDUS ANNOUNCES REPAYMENT OF CONSTRUCTION LOAN

NEW YORK, NEW YORK (September 12, 2022) INDUS Realty Trust, Inc. (Nasdaq: INDT) (“INDUS” or the “Company”), a U.S. based industrial/logistics REIT, announced that it has repaid its $26.3 million construction loan using cash on hand. As a result of the paydown, the Company has no floating rate debt outstanding and no debt maturities prior to 2027. Additionally, the property located at 9817 Old Statesville Road in Charlotte, North Carolina, which was previously encumbered by the loan, has become an unencumbered asset of the Company.

About INDUS

INDUS is a real estate business principally engaged in developing, acquiring, managing and leasing industrial/logistics properties. INDUS owns 39 buildings totaling approximately 5.7 million square feet in Connecticut, Pennsylvania, North Carolina, South Carolina and Florida.